SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                February 11, 1997
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
             (Exact name of Registrant as specified in its charter)




        Utah                      0-27100                       95-4218263
        ----                      -------                       ----------
 (State or other          (Commission File Number)            (IRS Employer
  jurisdiction of                                              Identification
  Incorporation                                                     No.)

                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (805) 583-0050
              (Registrant's telephone number, including area code)






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Item 9.           Sales of Equity Securities Pursuant to Regulation S.

         On or about February 11, 1997 and February 12, 1997, Fields Aircraft Spares, Inc. (the "Company") received and accepted subscription agreements for the sale of 15,400 units (the "Units"), representing 30,800 common shares of the Company, par value $.05 per share (the "Common Shares"), and 15,400 warrants to acquire 15,400 Common Shares at $6.25 per share (the "Warrants"), for approximately $200,200. The Units were sold to accredited non-U.S. persons in reliance on Regulation S. The Warrants are exercisable at any time prior to the second anniversary of their issuance. Etablissement Pour Le Placement Prive, Zurich Switzerland, acted as the Company's placement agent in connection with the offering. The Units were offered as part of the Company's original offering of up to 200,000 Units.

         As reported on the Company's 8-K of December 27, 1996, 146,000 Units were sold for $1,898,000 in September and October 1996. In addition, the Company received subscriptions for 12,883 Units in December 1996. However, funding with respect to 10,000 of such Units was never made and the subscription was cancelled. Therefore, a total of 164,283 Units of the 200,000 offered have been subscribed for in the offering.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIELDS AIRCRAFT SPARES, INC.



Date:  February 21, 1997                  By /s/Alan M. Fields
                                             ------------------
                                             Alan M. Fields, President

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